Exhibit 4.1
SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 44
Between
TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.
And
U.S. BANK NATIONAL ASSOCIATION
as Trustee
dated effective as of April 25, 2022
Supplemental to
Master First Mortgage Indenture,
Deed of Trust and Security Agreement
Amended, Restated and Effective as of December 15, 1999,
as further supplemented to date
In connection with
Amending of Series 2018A Secured Obligation
(Amended Series 2018A Secured Obligation)
THIS INSTRUMENT GRANTS A SECURITY INTEREST IN A TRANSMITTING UTILITY. THE ADDRESSES AND THE SIGNATURES OF THE PARTIES TO THIS INSTRUMENT ARE STATED ON THE SIGNATURE PAGES. THE TYPES OF PROPERTY COVERED BY THIS INSTRUMENT ARE DESCRIBED IN SECTIONS 1.01 AND 1.02 OF THIS INSTRUMENT. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE ADVANCES AND FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF UP TO $5,000,000,000 AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO OTHER CREDITORS UNDER SUBSEQUENTLY FILED AND RECORDED MORTGAGES OR LIENS.
TAXPAYER IDENTIFICATION NUMBER 84-0464189

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Attachment 1	Form of Amended and Restated Secured Promissory Note (Amended Series 2018A Secured Obligation)
Schedule I	Amended and Restated Schedule I to the Indenture
Exhibit A-37	Certain Additional Real Property
Exhibit B	List of Certain Contracts Subject to the Lien of the Indenture
Exhibit E-32	Description of Series 2018A Secured Obligation (Amended Series 2018A Secured Obligation) (as revised)
Exhibit H-38	Recording Data of the Original Indenture, the First Supplemental Indenture through the Twenty-fourth Supplemental Indenture, and the Twenty-sixth Supplemental Indenture through the Forty-third Supplemental Indenture for the purpose of providing access to the full and complete descriptions of all property encumbered thereby (less any property released of record), and in the case of filings in Nebraska and Wyoming, full descriptions of property encumbered in Nebraska and Wyoming. There is no Twenty-fifth Supplemental Indenture.

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SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 44
THIS SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 44, dated and effective as of April 25, 2022 (this “Forty-fourth Supplemental Indenture”), is between U.S. BANK NATIONAL ASSOCIATION (as successor trustee to Wells Fargo Bank, National Association), a national banking association having a corporate trust office in Denver, Colorado (the “Trustee”), and TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation organized and existing under the laws of the State of Colorado (the “Company”).
RECITALS
WHEREAS, the Company entered into the Master First Mortgage Indenture, Deed of Trust and Security Agreement, between the Company and the Trustee, amended, restated, and effective as of December 15, 1999 as previously amended and supplemented by forty-two supplemental indentures (collectively, the “Original Indenture”), for the purpose of providing for the issuance and securing of its senior secured debt thereunder; and
    WHEREAS, the Company, pursuant to Section 7.09(d) of the Original Indenture, provided Wells Fargo Bank, National Association, as trustee (“Wells Fargo”) written notice on October 29, 2021 that the Company was removing Wells Fargo as trustee under the Original Indenture, including Wells Fargo’s role as Secured Obligation Registrar, Paying Agent, transfer agent, and custodian under the Original Indenture, which removal was effective as of November 9, 2021; and
WHEREAS, the Company, pursuant to Section 7.09(d) of the Original Indenture, appointed Trustee, as successor trustee and Trustee accepted such appointment effective as of November 9, 2021, including the role of Secured Obligation Registrar, Paying Agent, transfer agent, and custodian under the Original Indenture, and became vested with all the estate, properties, rights, powers, trust and duties of Wells Fargo; and
WHEREAS, pursuant to the Supplemental Master Mortgage Indenture No. 41, dated effective as of April 25, 2018 (“Forty-first Supplemental Indenture”), the Company executed one (1) promissory note in the principal amount of $650,000,000.00 (the “Original Note”), which was executed for the purpose of working capital, capital expenditures and other general corporate purposes, including the issuance of letters of credit, and originally known as the Series 2018A Secured Obligation (“Original Series 2018A Secured Obligation”); and
WHEREAS, pursuant to (i) Sections 4.02, 9.01(a) and 9.05 of the Original Indenture and (ii) the Amended and Restated Credit Agreement, dated as of April 25, 2022, that amended and restated the Credit Agreement, dated as of April 25, 2018, (the “Restated 2022 Credit Facility”), between the Company, National Rural Utilities Cooperative Finance Corporation, as administrative agent (the “Administrative Agent”), and the lenders from time to time party thereto, the Company has executed one (1) amended and restated promissory note to decrease the principal amount of the Original Note to $520,000,000.00 and to extend the maturity date of the Original Note (as more particularly described in this Forty-fourth Supplemental Indenture and in Exhibit E-32 as revised herein (the “Revised Exhibit E-32”) and Attachment 1, the “Amended and Restated Note”) which is executed for the purpose of working capital, capital expenditures and other general corporate purposes, including the issuance of letters of credit, to be known as the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligation, Amended Series 2018A (the “Amended Series 2018A Secured Obligation”) and to further supplement the Original Indenture in order to authorize the Amended and Restated Note and amend the Original Series 2018A Secured Obligation; and
WHEREAS, as permitted by the Original Indenture, the Company has requested the Trustee to authenticate the Amended and Restated Note as the Amended Series 2018A Secured Obligation and to deliver it to the Administrative Agent, and such Amended Series 2018A Secured Obligation shall be entitled to the lien of the Indenture on a parity with all other Secured Obligations Outstanding under the Indenture; and
WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Company, without the consent of the Holders, is authorized to make certain amendments to the Original Indenture; and
WHEREAS, the Original Indenture has been filed of record in the official public records as described more particularly on Exhibit H-38 hereto; and
WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain other property rights and interests in property; and
WHEREAS, all acts and things necessary to make this Forty-fourth Supplemental Indenture the valid, legal, and binding obligation of the Company and to constitute these presents, together with the Original Indenture, a valid indenture and agreement according to its terms, having been done and performed, and the execution of this Forty-fourth Supplemental Indenture having in all respects been duly authorized, the Original Indenture as amended
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by this Forty-fourth Supplemental Indenture (as so amended, the “Indenture”) shall be amended and supplemented as follows:
ARTICLE I – TRUST ESTATE
Section 1.01   Confirmation of Granting Clause.
The Company hereby confirms and ratifies each of the Granting Clauses contained in the Original Indenture in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Amended Series 2018A Secured Obligation.
Section 1.02   Supplemental Grant.
Pursuant to GRANTING CLAUSE THIRD of the Original Indenture and in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Amended Series 2018A Secured Obligation, and the performance of the covenants therein and in the Indenture contained, and to declare the terms and conditions on which the Amended Series 2018A Secured Obligation is secured, and in consideration of the premises and of the acceptance of the Amended Series 2018A Secured Obligation, by the Holders thereof, the Company by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, to be held in trust, together with the Trust Estate described in the Original Indenture, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, and grants a security interest therein for the purposes herein expressed, except any Excluded Property and any Excepted Property (each as defined in the Indenture) hereinafter expressly excepted from the lien hereof, or any property which has been released or disposed of pursuant to the terms of the Indenture, and including, without limitation, all and singular the following:
    All right, title and interest of the Company in and to the real property more particularly described in Exhibit A-37 attached hereto, which identifies the real property acquired by the Company and not previously described in the Original Indenture.
    A security interest in the Equipment, Contract Rights, General Intangibles and Proceeds (each as defined in the Original Indenture) of the personal property acquired by the Company since the recording of the Forty-third Supplemental Indenture; and in any funds, rights, rents, revenues and accounts receivable and general intangibles (including choses in action and judgments) arising under any contract subject to the lien of the Indenture all as described in GRANTING CLAUSE SECOND of the Indenture, acquired by the Company since the recording of the Forty-third Supplemental Indenture.
ARTICLE II – DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 2.01   Definitions of Words and Terms.
Words and terms used in this Forty-fourth Supplemental Indenture and not otherwise defined herein shall, except as otherwise stated, have the meanings assigned to them in the Original Indenture.

The following definitions shall be added to Section 1.01 of the Indenture in alphabetical order:

“Amended Series 2018A Secured Obligation” shall mean the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligation, Amended Series 2018A, designated on Exhibit E-32, of the Forty-first Supplemental Indenture as revised by the Forty-fourth Supplemental Indenture, authorized by the Original Indenture as amended and supplemented by the Forty-fourth Supplemental Indenture. The Series 2018A Secured Obligation and the Amended Series 2018A Secured Obligation represent the same indebtedness.

“Forty-fourth Supplemental Indenture” shall mean the Supplemental Master Mortgage Indenture No. 44, between the Company and the Trustee, dated effective as of April 25, 2022.

“Restated 2022 Credit Facility” shall mean the Amended and Restated Credit Agreement, dated as of April 25, 2022, (as may be amended, supplemented, amended and restated or otherwise modified from time to time), between the Company, National Rural Utilities Cooperative Finance Corporation, as administrative agent, and the lenders from time to time a party thereto, that amended and restated the 2018 Credit Facility.

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Section 2.02   Conflicts with Supplemental Indentures.
Supplemental Indentures may contain covenants which are different than the covenants of the Company contained in this Forty-fourth Supplemental Indenture provided that such covenants shall not conflict with the Original Indenture (except as permitted under Article IX of the Original Indenture). Such covenants are intended to be supplemental hereto and the Company shall be obligated to comply with all covenants concerning any matter whether contained in a Supplemental Indenture or this Forty-fourth Supplemental Indenture so long as such Supplemental Indenture is in effect.
Section 2.03    Amendment to Section 1.03 Notices, Etc., to Trustee and Company.
As permitted under Section 9.01 of the Original Indenture, Section 1.03 of the Original Indenture shall be amended and restated in its entirety to read as follows:
Unless otherwise expressly specified or permitted by the terms hereof, all communications, notices, requests, demands, authorizations, consents, waivers or Acts of Holders or other document provided, permitted or required by the Indenture shall be communicated in writing or by electronic communications (including e-mail) capable of creating a written record, and any notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight, mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by electronic communication, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto or to such other address as either party hereto may from time to time designate:
If the Trustee:     U.S. Bank National Association
Attn: Global Corporate Trust
950 17th Street
Denver, Colorado 80202
Telephone No.: 303-585-4594
E-mail: michael.mcguire2@usbank.com
If the Company:   Tri-State Generation and Transmission Association, Inc.
1100 West 116th Avenue
Westminster, Colorado 80234
Telephone: 303-452-6111
Email: cfa@tristategt.org

Attn: Chief Executive Officer
With a copy to the Senior Vice President and Chief Financial Officer at the same address.

ARTICLE III – AUTHORIZATION AND TERMS OF THE AMENDED SERIES 2018A SECURED OBLIGATION
Section 3.01   Authorization of Amended Series 2018A Secured Obligation.
    (a)    The Company hereby authorizes the amending of the Original Series 2018A Secured Obligation and the authentication of one (1) amended and restated promissory note, dated as of April 25, 2022, executed by the Company to the Administrative Agent in the principal amount of $520,000,000.00 to decrease the principal amount and to extend the maturity date of the Original Note. Such amended and restated note is an amendment and restatement of the Original Note that is the Original Series 2018A Secured Obligation and does not create a new or additional Secured Obligation under the Original Indenture. Such amended and restated note shall constitute the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligation, Amended Series 2018A. The Holder of the Amended Series 2018A Secured Obligation is the Administrative Agent for the benefit of each of the lenders party to the Restated 2022 Credit Facility, and the Trustee shall execute a certificate of authentication to such note which shall indicate that such note is a Secured Obligation hereunder.

    (b)    The Amended Series 2018A Secured Obligation is being executed for the purpose of working capital, capital expenditures, and other general corporate purposes, including the issuance of letters of credit. The terms of prepayment of such Amended Series 2018A Secured Obligation shall be as set forth in the Restated 2022 Credit Facility and the Amended Series 2018A Secured Obligation.

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(c)    The Amended Series 2018A Secured Obligation shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on the Amended Series 2018A Secured Obligation or on an allonge thereto a certificate of authentication substantially in the form provided for herein executed by the Trustee or an authenticating agent by manual signature, and such certificate upon the Amended Series 2018A Secured Obligation shall be conclusive evidence, and the only evidence, that such Secured Obligation has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

The Trustee's certificate of authentication for the Amended Series 2018A Secured Obligation shall be as set forth below:

Certificate of Authentication for the Amended Series 2018A Secured Obligation

(1)    This instrument is a Secured Obligation under the terms of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and dated effective as of December 15, 1999, as amended (the "Master Indenture") and is secured thereunder on a parity with other Secured Obligations.

(2)    In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations.

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By: _____________________________
Authorized Signatory
(d)    Attached as Attachment 1 is a form of the amended and restated note for the Amended Series 2018A Secured Obligation. Also attached is the Revised Exhibit E-32, a description of the principal amount, maturity date, interest rate, and other terms of the note constituting the Amended Series 2018A Secured Obligation.
Section 3.02   Persons Deemed Holder.
Subject to the terms of Section 1.02(h) of the Original Indenture, the Trustee shall look to the Secured Obligation Register to conclusively determine the owner or Holder of such Amended Series 2018A Secured Obligation for all purposes of the Indenture.
Section 3.03   Additional Secured Obligations to be Equally Secured.
Any series of Secured Obligations which may be authorized and issued pursuant to Article II of the Original Indenture shall be entitled to be secured under this Indenture equally and ratably with Secured Obligations theretofore issued and then Outstanding with no priority of any series of Secured Obligations over any other series of Secured Obligations (subject to subparagraph (b)(xi) of Section 2.02 of the Original Indenture).
Section 3.04   Registration, Transfer and Exchange.
The Amended Series 2018A Secured Obligation shall be registered, exchanged, and replaced pursuant to Sections 2.05 and 2.06 of the Original Indenture.
Section 3.05   Payments on the Amended Series 2018A Secured Obligation.
Payment on the Amended Series 2018A Secured Obligation shall be made in the manner and in accordance with the Restated 2022 Credit Facility and the Amended Series 2018A Secured Obligation. The Company shall serve as the Paying Agent for the Amended Series 2018A Secured Obligation, and the Place of Payment of the Amended Series 2018A Secured Obligation shall be the corporate offices of the Company set forth in Section 1.03 of the Original Indenture.
Section 3.06   Redemption and Prepayment.
The Amended Series 2018A Secured Obligation shall be redeemable or prepayable in accordance with the terms of the instruments evidencing and relating to such Amended Series 2018A Secured Obligation and the Restated 2022 Credit Facility.
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ARTICLE IV – SUPPLEMENTS TO CERTAIN EXHIBITS
Section 4.01   Supplements to Exhibits to Original Indenture.
Exhibits A attached to the Original Indenture, as previously supplemented, are hereby supplemented by Exhibit A-37 attached hereto. Schedule I and Exhibit B to the Original Indenture are hereby amended and restated in their entirety to read as set forth in Schedule I and Exhibit B attached hereto. Exhibit E-32 to the Original Indenture is hereby amended and restated in its entirety to read as set forth in Revised Exhibit E-32 attached hereto. Exhibit H-38 is hereby incorporated into the Indenture as attached hereto. All Exhibits, Schedules and Attachments are incorporated herein by reference.
ARTICLE V – REPRESENTATIONS AND WARRANTIES
Section 5.01   Representations and Warranties.
The Company represents and warrants that (a) it is duly authorized under the laws of the State of Colorado and all other applicable provisions of law to execute this Forty-fourth Supplemental Indenture and to amend the Original Series 2018A Secured Obligation, (b) all corporate action on the part of the Company required by its organizational documents and the Original Indenture to establish this Forty-fourth Supplemental Indenture and the Amended Series 2018A Secured Obligation as a binding and enforceable obligation of the Company has been duly and effectively taken, and (c) all requirements of the Original Indenture, including but not limited to the requirements of Sections 2.02, 2.12, and 4.02, for the issuance and authentication of the Amended Series 2018A Secured Obligation have been satisfied.
Section 5.02   Covenants under the Original Indenture.
The Company confirms, covenants and agrees that so long as any Amended Series 2018A Secured Obligation remain Outstanding, it will deliver to the Trustee all reports, opinions and other documents required by the Original Indenture to be submitted to the Trustee at the time said reports, opinions or other documents are required to be submitted to the Trustee, and that it will faithfully perform or cause to be performed at all times any and all covenants, agreements and undertakings required on the part of the Company contained in the Indenture and the Amended Series 2018A Secured Obligation. The Company further confirms its covenants and agrees with its undertakings in the Original Indenture.
ARTICLE VI – MISCELLANEOUS PROVISIONS
Section 6.01   Ratification of Indenture.
The Original Indenture as amended and supplemented by this Forty-fourth Supplemental Indenture is in all respects ratified and confirmed, except as to any liens created by the Original Indenture which have been heretofore released of record, and the Original Indenture as so amended and supplemented shall be read, taken and construed as one and the same instrument. Except as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Original Indenture shall be deemed to be incorporated in, and made a part of, this Forty-fourth Supplemental Indenture. All references to “this Indenture” or to “the Indenture” or to “hereunder” in the Indenture shall be to the Original Indenture, as amended and supplemented by this Forty-fourth Supplemental Indenture, and as otherwise amended and supplemented from time to time. Except as amended and supplemented by this Forty-fourth Supplemental Indenture, and except as to any liens created by the Original Indenture which have heretofore been released of record, the Original Indenture remains in full force and effect and is hereby ratified in full by the parties hereto.
Section 6.02   Benefits of Indenture.
Nothing in this Forty-fourth Supplemental Indenture is intended to give any Person, other than the parties hereto and the Holders of Outstanding Secured Obligations and any Credit Provider to the extent provided herein, any benefit or any legal or equitable right, remedy or claim under this Forty-fourth Supplemental Indenture.
Section 6.03   Provisions of the Indenture to Control.
The provisions of Article VII of the Indenture shall control the terms under which the Trustee shall serve under this Forty-fourth Supplemental Indenture.
Section 6.04   Binding Effect.
All the covenants, stipulations, promises and agreements in this Forty-fourth Supplemental Indenture by or on behalf of the Company shall inure to the benefit of the parties hereto and the Holders, and shall bind their respective successors and assigns, whether so expressed or not.
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Section 6.05   Severability Clause.
    In case any provision in this Forty-fourth Supplemental Indenture or in any Secured Obligations shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 6.06   Execution in Counterparts.
This Forty-fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; and all of which shall together constitute but one and the same instrument.
Section 6.07   Governing Law.
This Forty-fourth Supplemental Indenture shall be construed and the rights and obligations of the parties hereunder enforced in accordance with and governed by the laws of the State of Colorado and applicable federal law, except (a) to the extent that the law of any other jurisdiction shall be mandatorily applicable; (b) to the extent that perfection, priority and enforcement and the effect of perfection, priority and enforcement of the lien of this Forty-fourth Supplemental Indenture, notice and enforcement of remedies may be governed by the laws of any state other than the State of Colorado as provided by law (including but not limited to the applicable laws of the States); or (c) that the rights, duties, obligations, privileges and immunities of the Trustee shall be governed by the laws of the jurisdiction in which the corporate trust office of the Trustee is located.
Section 6.08   Effect of Headings and Table of Contents.
The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 6.09   Successors and Assigns.
All covenants and agreements in this Forty-fourth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
Section 6.10   Entire Agreement.
This Forty-fourth Supplemental Indenture embodies the entire agreement among the parties hereto with respect to the subject matters hereof.
Section 6.11   Acceptance of Trust.
The Trustee hereby acknowledges and accepts the trusts granted hereby.
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IN WITNESS WHEREOF, the parties hereto have caused this Forty-fourth Supplemental Indenture to be duly executed by the persons thereunto duly authorized, as of the date and year first above written.
TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.,
as the Company

By: /s/ Patrick L. Bridges
[SEAL]	Patrick L. Bridges
Senior Vice President and Chief Financial Officer
Tri-State Generation and Transmission Association, Inc.
1100 W. 116th Avenue
Westminster, Colorado 80234

ATTEST:
By: /s/ Julie Kilty
Julie Kilty
Secretary

STATE OF COLORADO        )
)    ss.
COUNTY OF ADAMS        )

The foregoing instrument was acknowledged before me this 12th day of April, 2022, by Patrick L. Bridges, Senior Vice President and Chief Financial Officer of Tri-State Generation and Transmission Association, Inc.
Witness my hand and official seal.
/s/ Daunice Lynn Kennedy
Notary Public
(Notary Seal)
My commission expires: 4/22/2024

Signature page for Supplemental Master Mortgage Indenture No. 44
Supplement 44 - Final – S-1

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:    /s/ Michael McGuire
Michael McGuire
Vice President
U.S. Bank National Association
950 17th Street
Denver, CO 80202

STATE OF COLORADO        )
)    ss.
COUNTY OF DENVER        )

The foregoing instrument was acknowledged before me this 19th day of April, 2022, by Michael McGuire, Vice President of U.S. Bank National Association.
Witness my hand and official seal.
/s/ Jennifer M. Petruno
Notary Public
(Notary Seal)
My commission expires: 06-19-2022

Signature page for Supplemental Master Mortgage Indenture No. 44

Supplement 44 - Final – S-2

ATTACHMENT 1
FORM OF
AMENDED AND RESTATED SECURED PROMISSORY NOTE
(AMENDED SERIES 2018A SECURED OBLIGATION)

$520,000,000.00
April 25, 2022
New York, New York

FOR VALUE RECEIVED, TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation duly organized under the law of the State of Colorado (the “Borrower”), hereby promises to pay to the order of National Rural Utilities Cooperative Finance Corporation (the “Administrative Agent”) for the benefit of each of the lenders party to the Amended and Restated Credit Agreement, dated as of April 25, 2022, by and among the Borrower, the Administrative Agent, and the lenders party thereto from time to time, that amended and restated the Credit Agreement, dated as of April 25, 2018 (as may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Restated 2022 Credit Facility”) at the office of the Administrative Agent, as shall be notified to the Borrower from time to time, the aggregate unpaid principal amount of all Loans pursuant to the Restated 2022 Credit Facility at any time on or after the date of the Restated 2022 Credit Facility, not to exceed $520,000,000.00, by the Administrative Agent to the Borrower, and to pay interest on the unpaid principal amount of each such Loan, at such office, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Restated 2022 Credit Facility. Capitalized terms used herein and not otherwise defined shall have the meaning given thereto in the Restated 2022 Credit Facility.
The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Administrative Agent, on behalf of each Lender, on its books; provided that the failure of the Administrative Agent to make any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Restated 2022 Credit Facility or hereunder in respect of the loans made by each Lender.
    The Restated 2022 Credit Facility provides for the acceleration of the maturity of this Amended and Restated Secured Promissory Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.
Except as permitted by Section 10.06 of the Restated 2022 Credit Facility, this Amended and Restated Secured Promissory Note may not be assigned to any other Person.
This Amended and Restated Secured Promissory Note is a Secured Obligation under the terms of the Master First Mortgage Indenture, Deed of Trust and Security Agreement, amended, restated and effective as of December 15, 1999, as supplemented, modified or amended to the date hereof and as supplemented by the Supplemental Master Mortgage Indenture No. 44 between the Borrower and U.S. Bank National Association, as successor trustee, dated as of April 25, 2022 (the “Master Indenture”) and is secured on a parity with all other Secured Obligations. This Amended and Restated Secured Promissory Note is issued by the Borrower to amend and restate the Secured Promissory Note, dated April 25, 2018, in order to extend the maturity date and to decrease the principal amount and does not create a new or additional Secured Obligation under the Master Indenture. Upon execution and authentication of this Amended and Restated Secured Promissory Note, the Secured Promissory Note, dated April 25, 2018, shall be superseded and of no further force and effect.
The Holder (as defined in the Master Indenture) of this Amended and Restated Secured Promissory Note shall have no right to enforce the provisions of the Master Indenture, or to institute any action to enforce the covenants therein, or to take any action with respect to any default under the Master Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Master Indenture.
This Amended and Restated Secured Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York.
Attachment 1 to Supplemental Master Mortgage Indenture No. 44
1

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

By ______________________________
Name: Duane Highley
Its Chief Executive Officer

CERTIFICATE OF AUTHENTICATION
Amended Series 2018A Secured Obligation
    (1)    This instrument is a Secured Obligation under the terms of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and dated effective as of December 15, 1999, as amended (the "Master Indenture") and is secured thereunder on a parity with other Secured Obligations.
    (2)    In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations.

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE
______________________ Date	By: _________________________________ Authorized Signatory
.
Attachment 1 to Supplemental Master Mortgage Indenture No. 44
2

SCHEDULE I
April 25, 2022
Amended and Restated Schedule I to the Indenture

(Supplemental Master Mortgage Indenture No. 44)

Restricted Subsidiaries, as defined in the Indenture, as of April 25, 2022:

None.

Subsidiaries, as defined in the Indenture, as of April 25, 2022:

(a)Elk Ridge Mining and Reclamation, LLC
(b)Axial Basin Coal Company
(c)Taylor Creek Holding Company
(d)Colowyo Coal Company L.P.
(e)Jones Lateral Ditch Company
(f)Swede Lateral Ditch Company
(g)Carson Lateral Ditch Company
(h)Catholic Lateral Ditch Company
(i)Holly Lateral Ditch Company
(j)Crowley Lateral Ditch Company
(k)Neumeister Lateral Ditch Company
(l)Springerville Unit 3 Partnership LP
(m)Springerville Unit 3 OP LLC
(n)Springerville Unit 3 Holding LLC

Equity to Capitalization Ratio:

For purposes of Section 4.04 “Distribution of Patronage Capital”, Section 4.10 “Disposition of Property”, Section 4.17 “The Restricted Group”, Section 4.22 “Equity to Capitalization Ratio”, and definition of “Excluded Property” the applicable Equity to Capitalization Ratio shall be as follows:

Ratio
2008-2015	14%
2016 and thereafter	18%

DSR Percentage:

For purposes of the definition of “DSR Percentage”, the applicable DSR Percentage shall be as follows:

Percentages
2009	104%
2010-2011	105%
2012-2013	107%
2014 and thereafter	110%

Schedule I to Supplemental Master Mortgage Indenture No. 44

EXHIBIT A-37
to the Supplemental Master Mortgage Indenture No. 44
A full copy of the Forty-fourth Supplemental Indenture with the full Exhibit A-37 relevant to each individual state is being filed of record with the Secretary of State of each of the States of Arizona, Colorado, Nebraska, New Mexico and Wyoming. Counterparts of this Forty-fourth Supplemental Indenture that are being filed in counties in Arizona, Colorado, Nebraska and Wyoming contain an Exhibit A-37 which identifies the fee owned property acquired by the Company and not previously described in the Original Indenture in that particular county and those easements acquired by the Company and not previously described in the Original Indenture in that particular county. In New Mexico, a notice of the recordings filed in the public utility filings of the New Mexico Secretary of State is filed in each appropriate New Mexico county.
Exhibit A-37 cover page to Supplemental Master Mortgage Indenture No. 44

EXHIBIT B
April 25, 2022
Amended and Restated Exhibit B to the Indenture

(Supplemental Master Mortgage Indenture No. 44)

LIST OF CERTAIN CONTRACTS SUBJECT TO THE LIEN OF THE INDENTURE

I

1)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Big Horn Rural Electric Company, dated July 1, 2007.

2)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Carbon Power & Light, Inc., dated July 1, 2007.

3)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Central New Mexico Electric Cooperative, Inc., dated July 1, 2007.

4)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Chimney Rock Public Power District, dated July 1, 2007.

5)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Columbus Electric Cooperative, Inc., dated July 1, 2007.

6)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Continental Divide Electric Cooperative, Inc., dated July 1, 2007.

7)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Empire Electric Association, Inc., dated July 1, 2007.

8)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Garland Light & Power Company, dated July 1, 2007.

9)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Gunnison County Electric Association, Inc., dated July 1, 2007.

10)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and High Plains Power, Inc., dated July 1, 2007.

11)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and High West Energy, dated July 1, 2007.

12)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Highline Electric Association, dated July 1, 2007.

13)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Jemez Mountains Electric Association, Inc., dated July 1, 2007.

14)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and K.C. Electric Association, dated July 1, 2007.

15)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and La Plata Electric Association, Inc., dated July 1, 2007.

16)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and The Midwest Electric Cooperative Corporation, dated July 1, 2007.

17)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Mora-San Miguel Electric Cooperative , Inc., dated July 1, 2007.

18)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Morgan County Rural Electric Association, dated July 1, 2007.
Exhibit B to Supplemental Master Mortgage Indenture No. 44

19)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Mountain Parks Electric, Inc., dated July 1, 2007.

20)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Mountain View Electric Association, Inc., dated July 1, 2007.

21)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Niobrara Electric Association, Inc., dated July 1, 2007.

22)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Northern Rio Arriba Electric Cooperative, Inc., dated July 1, 2007.

23)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Northwest Rural Public Power District, dated July 1, 2007.

24)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Otero County Electric Cooperative, Inc., dated July 1, 2007.

25)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Panhandle Rural Electric Membership Association, dated July 1, 2007

26)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Poudre Valley Rural Electric Association, Inc., dated July 1, 2007.

27)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Roosevelt Public Power District, dated July 1, 2007.

28)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and San Isabel Electric Association, Inc., dated July 1, 2007.

29)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and San Luis Valley Rural Electric Cooperative, Inc., dated July 1, 2007.

30)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and San Miguel Power Association, Inc., dated July 1, 2007.

31)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Sangre De Cristo Electric Association, Inc., dated July 1, 2007.

32)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Sierra Electric Cooperative, Inc., dated July 1, 2007.

33)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Socorro Electric Cooperative, Inc., dated July 1, 2007.

34)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Southeast Colorado Power Association, dated July 1, 2007.

35)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Southwestern Electric Cooperative, Inc., dated July 1, 2007.

36)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Springer Electric Cooperative, Inc., dated July 1, 2007.

37)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and United Power, Inc., dated July 1, 2007.

38)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Wheat Belt Public Power District, dated July 1, 2007.

39)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Wheatland Rural Electric Association, Inc., dated July 1, 2007.
Exhibit B to Supplemental Master Mortgage Indenture No. 44

40)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and White River Electric Association, Inc., dated July 1, 2007.

41)    Contract for Wholesale Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Wyrulec Company, dated July 1, 2007.

42)    Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Y-W Electric Association, Inc., dated July 1, 2007.

II

Contract No. 87-LAO-134 for Loveland Area Projects Firm Electric Service, dated April 28, 1987, between Western Area Power Administration and Tri-State Generation and Transmission Association, Inc., as amended.

Contract No. 87-SLC-0025 for Salt Lake City Area Integrated Projects Firm Electric Service, dated March 9, 1989, between Western Area Power Administration and Tri-State Generation and Transmission Association, Inc. (as successor in merger to Plains Electric Generation and Transmission Cooperative, Inc.), as amended.

Contract No. 87-LAO-172 for Salt Lake City Area Integrated Projects Firm Electric Service, dated March 10, 1989, between Western Area Power Administration and Tri-State Generation and Transmission Association, Inc., as amended.

Power Purchase Agreement, dated as of October 20, 2003, between Springerville Unit 3 Holding LLC and Salt River Project Agricultural Improvement and Power District, as amended. Pursuant to the Participation Agreement identified below, Tri-State became a party (as assignee of Springerville Unit 3 Holding LLC) to this agreement on July 28, 2006.

Solar Energy Purchase Agreement, dated February 23, 2009 between First Solar Cimarron I, LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Energy Purchase Agreement, dated June 30, 2009, between Kit Carson Windpower, LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Wind Energy Purchase Agreement, dated February 28, 2012, between Colorado Highlands Wind, LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Energy Purchase Agreement for the Carousel Wind Farm, dated December 27, 2013, between Carousel Wind Farm, LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Contract No. 14-RMR-2535 for Loveland Area Projects Firm Electric Service, dated January 9, 2015, between Western Area Power Administration and Tri-State Generation and Transmission Association, Inc., as amended.

Energy Purchase Agreement for the Twin Buttes II Wind Project, dated June 1, 2015, between Twin Buttes Wind II, LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Energy Purchase Agreement for the San Isabel Solar Project, dated August 19, 2015, between San Isabel Solar, LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Energy Purchase Agreement for the Alta Luna Solar Project, dated September 24, 2015, between TPE Alta Luna, LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Wholesale Power Contract for the Western Interconnection, dated September 27, 2017, between Basin Electric Power Cooperative and Tri-State Generation and Transmission Association, Inc.

Second Amended and Restated Wholesale Power Contract for the Eastern Interconnection, dated September 27, 2017, between Basin Electric Power Cooperative and Tri-State Generation and Transmission Association, Inc.

Contract No. 17-SLC-0859 for Salt Lake City Area Integrated Projects Firm Electric Service, dated March 29, 2018, between Western Area Power Administration and Tri-State Generation and Transmission Association, Inc., as amended.

Exhibit B to Supplemental Master Mortgage Indenture No. 44

Solar Energy Purchase Agreement for the Spanish Peaks Solar Project, dated December 12, 2018, between Spanish Peaks Solar LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Wind Energy Purchase Agreement for the Crossing Trails Wind Farm, dated February 5, 2019, between Crossing Trails Wind Power Project LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Solar Energy Purchase Agreement for the Axial Basin Solar Project, dated December 10, 2019, between Axial Basin Solar LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Solar Energy Purchase Agreement for the Dolores Canyon Solar Project, dated December 10, 2019, between Dolores Canyon Solar LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Solar Energy Purchase Agreement for the Escalante Solar Project, dated December 10, 2019, between Escalante Solar, LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Solar Energy Purchase Agreement for the Spanish Peaks II Solar Project, dated December 10, 2019, between Spanish Peaks II Solar LLC and Tri-State Generation and Transmission Association, Inc., as amended.
Wind Energy Purchase Agreement for the Niyol Wind Energy Project, dated December 18, 2019, between Niyol Wind, LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Solar Energy Purchase Agreement for the Coyote Gulch Solar Project, dated January 13, 2020, between Coyote Gulch Solar LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Restatement of Power and Transmission Services Agreement, dated April 15, 1992, among Tri-State Generation and Transmission Association, Inc., Public Service Company of Colorado, and PacifiCorp Electric Operations, as amended.

III

Craig Station Unit Nos. 1 and 2 Agreements

Yampa Project Amended and Restated Participation Agreement, dated March 9, 1992, among PacifiCorp, Public Service Company of Colorado, Platte River Power Authority, Salt River Project Agricultural Improvement and Power District, and Tri-State Generation and Transmission Association, Inc.

Amended and Restated Common Facilities Agreement, dated March 9, 1992, among Project Participants.

Laramie River Station Nos. 1, 2 and 3 Agreements

Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Participation Agreement, effective May 25, 1977, among the Missouri Basin Power Project Participants, as amended.

Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Operating Supplement, dated November 15, 1979, among the Missouri Basin Power Project Participants, as amended.

Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Power and Energy Sales Supplement, dated January 25, 1982, among the Missouri Basin Power Project Participants, as amended.

Agreement between Tri-State Generation and Transmission Association, Inc. and Basin Electric Power Cooperative for Operation, Maintenance and Dispatching of Certain Transmission Facilities of the Missouri Basin Power Project, dated May 9, 1990, as amended.

Algodones Agreement

Algodones Participation Agreement Between Public Service Company of New Mexico and Tri-State Generation and Transmission Association, Inc., dated effective July 1, 2000, as amended.
Exhibit B to Supplemental Master Mortgage Indenture No. 44

Springerville Unit No. 3

Springerville Project Agreement dated as of April 15, 1987, among Tucson Electric Power Company, San Carlos Resources Inc., Tri-State Generation and Transmission Association, Inc. and Springerville Four, LLC, as amended.

Participation Agreement dated as of October 21, 2003 among Tri-State Generation and Transmission Association, Inc., as Construction Agent and as Lessee, Wells Fargo Delaware Trust Company, not in its individual capacity, except as expressly provided herein, but solely as Independent Manager, Springerville Unit 3 Holding LLC, as Owner Lessor, Springerville Unit 3 OP LLC, as Owner Participant, and Wilmington Trust Company, not in its individual capacity but solely as Series A Pass Through Trustee and Series B Pass Through Trustee and as Indenture Trustee.

Support and Operating Agreement by and between Springerville Unit 3 Holding LLC, as Owner of the Springerville Expansion Project – Unit 3 and Tucson Electric Power Company, as Owner, Lessee and Operator of the Springerville Generation Station, dated as of October 20, 2003, as amended. Pursuant to the Participation Agreement identified above, Tri-State became a party (as assignee of Springerville Unit 3 Holding LLC) to this agreement on July 28, 2006.

Shared Facilities Agreement, dated as of October 20, 2003, by and between Springerville Unit 3 Holding LLC and Springerville Four, LLC, as amended. Pursuant to the Participation Agreement identified above, Tri-State became a party (as assignee of Springerville Unit 3 Holding LLC) to this agreement on July 28, 2006.

Springerville Units 3 & 4 Shared Improvements Agreement, dated as of December 1, 2010, by and between Salt River Project Agricultural Improvement and Power District and Tri-State Generation and Transmission Association, Inc., as amended.
Exhibit B to Supplemental Master Mortgage Indenture No. 44

REVISED EXHIBIT E-32
Description of the Secured Obligations Under This Indenture
On the Date of Execution and Delivery of this Indenture

Tri-State Generation and Transmission Association, Inc.
Secured Obligation (Restated 2022 Credit Facility) Amended Series 2018A

Issue Date	Stated Principal Amount	Interest Rate(s)	Stated Maturity Date

4/25/2022	$520,000,000.00	N/A*	4/25/2027

* This note provides for future advances with the interest rate to be determined at the time of the future advance.

Revised Exhibit E-32 to Supplemental Master Mortgage Indenture No. 44

EXHIBIT H-38

to the Supplemental Master Mortgage Indenture No. 44

A full copy of the Forty-fourth Supplemental Indenture with the Exhibit H-38 relevant to each individual state is being filed of record with the Secretary of State of each of the States of Arizona, Colorado, Nebraska, New Mexico and Wyoming. Counterparts of this Forty-fourth Supplemental Indenture that are being filed in counties in Arizona, Colorado, Nebraska and Wyoming contain an Exhibit H-38 which identifies the recording data of the Original Indenture, the First Supplemental Indenture through the Twenty-fourth Supplemental Indenture, and the Twenty-sixth Supplemental Indenture through the Forty-third Supplemental Indenture for that county for the purpose of providing access to the full and complete descriptions of all property encumbered thereby (less property released of record) and in the case of filings in Nebraska and Wyoming, full descriptions of property encumbered in that applicable county in Nebraska and Wyoming. In New Mexico, a notice of the recordings filed in the public utility filings of the New Mexico Secretary of State is filed in each appropriate New Mexico county. There is no Twenty-fifth Supplemental Indenture.
Exhibit H-38 cover page to Supplemental Master Mortgage Indenture No. 44

EXHIBIT H-38
RECORDING INFORMATION FOR
____________ COUNTY, [STATE]

County	Document	Recording Information	Date of Recording
Original Indenture
Supplement 1
Supplement 2
Supplement 3
Supplement 4
Supplement 5
Supplement 6
Supplement 7
Supplement 8
Supplement 9
Supplement 10
Supplement 11
Supplement 12
Supplement 13
Supplement 14
Supplement 15
Supplement 16
Supplement 17
Supplement 18
Supplement 19
Supplement 20
Supplement 21
Supplement 22
Supplement 23
Supplement 24
Supplement 26*
Supplement 27
Supplement 28
Supplement 29
Supplement 30
Supplement 31
Supplement 32
Supplement 33
Supplement 34
Supplement 35
Supplement 36
Supplement 37
Supplement 38
Supplement 40
Supplement 41
Supplement 42
Supplement 43
*Supplement 25 was skipped and will not be used.
Exhibit H-38 to Supplemental Master Mortgage Indenture No. 44